UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): September 26, 2015

UNITED INSURANCE HOLDINGS CORP.
(Exact name of registrant as specified in its charter)

Delaware	001-35761	75-3241967
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

360 Central Avenue Suite 900 Saint Petersburg, FL	33701	(727) 895-7737
(Address of principal executive offices)	(Zip Code)	(Registrant's telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01: Entry into a Material Definitive Agreement.

On September 26, 2015, United Insurance Holdings Corp. (UPC Insurance or the Company), a property and casualty insurance holding company, entered into a Stock Purchase Agreement (the Agreement) with Interboro LLC (Parent) to acquire Interboro Insurance Company (Interboro), a New York-domiciled property and casualty insurer authorized in New York, South Carolina, Alabama, Louisiana, and Washington, D.C. and a wholly-owned subsidiary of Parent.

Transaction Consideration

Under the terms of the Agreement, UPC Insurance will acquire all of the outstanding common stock of Interboro for $57.0 million (the Purchase Transaction). UPC Insurance will pay $48.5 million of cash at closing and issue an $8.5 million promissory note to Parent, which note will mature in 18 months and bear interest at an annual rate of 6%. The purchase price is subject to adjustment if Interboro's GAAP net book value is less than or greater than $40.7 million as of the closing the Purchase Transaction.

Transfer of Certain Insurance Policies

In connection with the closing of the Purchase Transaction, Interboro and an insurance subsidiary of Parent will enter into a novation and assumption agreement that provides for the novation and assumption of the automobile insurance policies written by Interboro to the insurance affiliate of Parent, the form of which is attached as an exhibit to the Agreement. Similarly, Interboro and an insurance subsidiary of Parent also will enter into a novation and assumption agreement that provides for the novation and assumption of the homeowners insurance policies written by the insurance affiliate of Parent to Interboro, the form of which is attached as an exhibit to the Agreement.

Non-Competition and Non-Solicitation Covenant

Pursuant to the Agreement, Parent agreed that for a three year period following closing of the Purchase Transaction it and its affiliates will not (i) engage in the homeowner’s insurance business in certain U.S. states or (ii) solicit or employ certain employees of Parent or an affiliate of Parent.

Representations and Warranties and Indemnification

The Agreement contains customary representations, warranties and covenants of Parent and the Company, including covenants requiring Interboro to conduct its business in the ordinary course during the interim period between the execution of the Agreement and the closing of the Purchase Transaction and requiring the parties to use their respective commercially reasonable efforts to take all actions necessary to obtain all required governmental and regulatory approvals in connection with the Purchase Transaction, which are qualified by the confidential disclosures provided by Parent to the Company.

Pursuant to the Agreement, Parent and the Company have agreed to indemnification obligations for damages resulting from breaches of their respective representations, warranties and covenants and other stated matters, subject to stated thresholds and limitations. Subject to the terms and conditions of the Agreement, the Company may offset indemnifiable liabilities against the amount due under the promissory note.

Conditions to the Purchase Transaction

The consummation of the Purchase Transaction is subject to a number of conditions to be satisfied or waived, which include: (i) the receipt of all required consents and approvals of governmental authorities required for consummation of the Purchase Transaction, without the imposition of conditions, restrictions or requirements upon the Company or Parent that are not customary and that would materially reduce the benefits of the Purchase Transaction to such a degree that such party would not have entered into the Agreement (burdensome condition); (ii) the absence of any statute, rule, regulation, order, decree, proceeding or injunction which prohibits the consummation of the Purchase Transaction; (iii) no governmental authority shall have taken any action that would prevent the consummation of either novation and assumption agreement; (iv) all representations and warranties made by the Company and Parent in the Agreement must remain true and correct in all material respects as of the closing date, except to the extent such representations and warranties are qualified by a material adverse effect; (v) no material adverse effect relating to Interboro’s business shall have occurred since December 31, 2014; (vi)  receipt of specified third party consents; (vii) the compliance with covenants contained in a specified employment agreement; (viii) Interboro shall not have received a downgrade by a third party rating agency; and (ix) the Company and Parent must have performed their respective obligations under the Purchase Agreement in all material respects.

Termination Rights

The Agreement also contains provisions giving each of the Company and Parent the right to terminate the Agreement under certain circumstances, including but not limited to (i) where the closing has not occurred on or before the nine month anniversary of the Agreement or (ii) if a burdensome condition is imposed upon the Company or Parent.

The foregoing description of the Agreement and the Purchase Transaction does not purport to be complete and is subject to and qualified in its entirety by reference to the full text of the Agreement, a copy of which is filed as Exhibit 2.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The representations, warranties and covenants of the Company and Interboro contained in the Agreement have been made solely for purposes of, were and are the benefit of the parties thereto. In addition, such representations, warranties and covenants (a) may be subject to limitations agreed upon by the contacting parties, including being qualified by confidential disclosures made for the purpose of allocating contractual risk between the parties to the Agreement instead of establishing these matters as facts, (b) may be subject to standards of materiality applicable to the contracting parties contained in the Agreement which may differ from what may be viewed as material by investors, (c) were made as of the date of the Agreement, the date of closing of the transaction and/or such other date as is specified in the Agreement and (d) have been included in the Agreement for the purpose of allocating risk between the contracting parties rather than establishing matters as fact. Accordingly, the Agreement is included with this filing only to provide investors with information regarding the terms of the Agreement, and not to provide investors with any other factual information regarding the Company, Interboro or their respective businesses. Information concerning the subject matter of the representations, warranties and covenants may change after the date of the Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures. Investors should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the Company or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures.

*****

This Item 1.01 may contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 that anticipate results based on the Company’s estimates, assumptions and plans that are subject to uncertainty. These statements are made subject to the safe-harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements do not relate strictly to historical or current facts and may be identified by their use of words like “may,” “will,” “expect,” “believe,” “anticipate,” “intend,” “could,” “would,” “estimate,” “or “continue” and other words with similar meanings. The Company believes these statements are based on reasonable estimates, assumptions and plans. However, if the estimates, assumptions or plans underlying the forward-looking statements prove inaccurate or if other risks or uncertainties arise, actual results could differ materially from those communicated in these forward-looking statements. Factors that could cause actual results to differ materially from those expressed in, or implied by, the forward-looking statements may be found in the Company’s filings with the U.S. Securities and Exchange Commission, including the “Risk Factors” section in our most recent Annual Report on Form 10-K and quarterly report on Form 10-Q. Forward-looking statements speak only as of the date on which they are made, and the Company assumes no obligation to update or revise any forward-looking statement.

Item 8.01: Other Events.

On September 28, 2015, the Company issued a press release announcing the execution of the Agreement. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K. For additional information about the Purchase Transaction, see Item 1.01 of this Current Report on Form 8-K.

Information contained herein, including Exhibit 99.1, shall not be deemed filed for the purposes of the Securities Exchange Act of 1934, as amended, nor shall such information and Exhibit be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01(d): Exhibits.

See the Exhibit Index set forth below for a list of exhibits included with this Current Report on Form 8-K.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned thereunder duly authorized.

UNITED INSURANCE HOLDINGS CORP.

By:        /s/ B. Bradford Martz
Name:     B. Bradford Martz
Title:     Chief Financial Officer
(principal financial officer)

Date: September 28, 2015

EXHIBIT INDEX

Exhibit No.	Description
2.1	Stock Purchase Agreement, dated as of September 26, 2015, by and between United Insurance Holdings Corp. and Interboro LLC

99.1	Press Release issued by the Company on September 28, 2015.
* All disclosure schedules to the Stock Purchase Agreement have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company will furnish the omitted disclosure schedules to the SEC upon request by the SEC.